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                                                                   EXHIBIT 10(o)

                           THE MORNINGSTAR GROUP INC.

                        1996 DIRECTOR STOCK OPTION PLAN


1.       Purpose.

         The Morningstar Group Inc., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 1996 Director Stock Option Plan (the "Plan"), desires to afford certain non-employee directors of the Company who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

         The stock options described in Section 6 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are in lieu of a cash payment of $12,000 representing the directors' annual retainer fee.

2.       Administration.

         The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of the Company (the "Board of Directors"), or by any other committee appointed by the Board of Directors to administer this Plan (the "Committee"); provided, however, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall be no less than two individuals. A majority of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Whenever the Company shall have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be required to be a "disinterested person" within the meaning of Rule 16b-3, as amended ("Rule 16b-3"), or other applicable rules under Section 16(b) of the Exchange Act and the Committee shall administer the Plan so as to comply at all times with the Exchange Act.
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         The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or, if the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, any other number that Rule 16b-3 may require from time to time.

3.       Shares Available.

         Subject to the adjustments provided in Section 8, the maximum aggregate number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 50,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants to such individual or other individuals under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with
(i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time in its sole discretion.

4.       Eligibility and Bases of Participation.

         Grants of Initial Options and Annual Options (as both terms are hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Director Participants. As used herein, the term "Director Participants" shall mean any individual who is not an employee of the Company and serves as a member of the Board of Directors.

5.       Authority of Committee.

         Subject to and not inconsistent with the express provisions of the Plan, the Internal Revenue Code of 1986, as amended (the "Code"), and, if applicable, Rule 16b-3, the Committee shall have plenary authority to:





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         a.      determine the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

         b. require, as a condition to the granting of any Option, that the person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

         c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

         d. provide the establishment of procedures for an optionee (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value (as defined in Section 14) which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price, and
                 (ii) to exercise a portion of an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

         e. provide (in accordance with Section 11 or otherwise) the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social security and other





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                 taxes incurred by an optionee upon such exercise or required to be withheld by the Company in connection with such exercise;

         f. prescribe, amend, modify and rescind rules and regulations relating to the Plan; and

         g. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Option provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any Option shall be final, conclusive and binding on all parties.

         The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any Person (as defined in Section 14) to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan; provided, however, that whenever the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Committee may not delegate any duties to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3 or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.       Stock Option Grants to Director Participants.

         Subject to the express provisions of this Plan, each Director Participant on April 4, 1996 shall be granted a non-qualified stock option (options which do not qualify under Section 422 of the Code) (the "Initial Option") to purchase Common Stock. The number of shares subject to the Initial Option shall be determined by calculating the value of an option to purchase the Company's Common Stock equal to $12,000 based upon the Black-Scholes option pricing method. Such Initial Option





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shall be in lieu of a cash payment of his or her $12,000 annual directors'
retainer fee for 1996. Thereafter, subject to the express provisions of this Plan, each Director Participant shall be granted an Initial Option to purchase Common Stock upon his or her initial election to the Board of Directors. The number of shares subject to the Initial Option shall be determined by calculating the value of an option to purchase the Company's Common Stock equal to $12,000 based upon the Black-Scholes option pricing method. Such Initial Option shall be in lieu of a cash payment of his or her $12,000 annual directors' retainer fee in respect of the year in which such Director Participant first becomes a member of the Board of Directors. In addition, for each year following the year in which the Director Participant was granted the Initial Option, each Director Participant shall receive a non-qualified option (the "Annual Option") in lieu of a cash payment of his or her $12,000 annual directors' retainer fee. The number of shares of Common Stock underlying each Initial Option and/or Annual Option shall be determined by dividing the annual retainer fee of $12,000 by the Fair Value (as hereinafter described) of a non-qualified option to purchase one share of Common Stock. Fractional shares resulting from such calculation shall be rounded to the nearest hundred. For purposes of such calculation, "Fair Value" shall be determined by using the Black-Scholes option pricing method taking into account as of the grant date the exercise price and expected life of the Initial Option or Annual Option, as applicable, the current price of the Common Stock and its expected volatility, expected dividends on the Common Stock, and the risk-free interest rate for the expected term of the Initial Option or Annual Option, as applicable. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan, including the following:

         a. Option Exercise Price. The Committee shall establish the Option exercise price at the time any Initial Option or Annual Option is granted at such amount as the Committee shall determine, subject to the following limitation. The Option exercise price for each share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than the greater of (i) the par value per share of such Common Stock and (ii) one hundred percent of the Fair Market Value per share at the date such Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 8 of the Plan.

         b. Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such





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                 price shall be payable in cash or by any other means
                 acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

         c. Exercisability of Stock Option. Subject to Section 7, each Option shall be exercisable in one or more installments as the Committee may determine at the time of grant. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in such Option.

         d. Death. In the event of the death of a Director Participant, the estate of such person, or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option in accordance with its terms, at any time and from time to time within one year after the date of death unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but in no event after the expiration date of such Option).

         e. Disability. If a Director Participant's service as a director of the Company terminates because of his Disability (as defined in Section 14), such optionee or his legal representative shall have the right to exercise the Option in accordance with its terms at any time and from time to time within one year after the date of the optionee's termination unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to
                 Section 7 (but not after the expiration of the Option).

         f. Other Termination of Relationship. If a Director Participant's service as a director of the Company terminates for any reason other than those specified in subsections 6(d) and (e) above, such optionee shall have the right to exercise his or her Option in accordance with its terms within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but not after the expiration date of the Option); provided, however, that, if the optionee is removed from





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                 office for cause by action of the stockholders in accordance with the by-laws of the Company and the General Corporation Law of the State of Delaware or if such optionee voluntarily terminates his service without the consent of the Company, then such optionee shall immediately forfeit his rights under his Option except as to the shares of Common Stock already purchased.

7.       Change of Control.

         If a Change of Control (as defined in Section 14) shall occur, or if the Company shall enter into an agreement providing for a Change of Control, all Options outstanding under the Plan shall become exercisable in full as of the date of such Change of Control. Each Option accelerated in connection with a Change of Control pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date) as the Committee shall determine.

8.       Adjustment of Shares.

         Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.

         In the event the Company will not be the surviving entity of a Reorganization and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or cancelled and replacement Options issued) by the surviving entity.

9.       Assignment or Transfer.

         No Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and





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distribution or pursuant to a qualified domestic relations order as defined by the Code and, during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative or guardian has been appointed for an optionee, such legal guardian or representative.

10.      Compliance with Securities Laws.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law to permit the exercise of any Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the person exercising the Option) shall, as a condition to his or her right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

         Certificates for shares of Common Stock, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                 THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.





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11.      Withholding Taxes.

         By acceptance of the Option, the optionee will be deemed to (i) authorize the Company, in the event that the Company determines that a withholding obligation is applicable to an optionee, to withhold from a Director Participant's salary or any cash compensation paid to such Director Participant an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, and which otherwise has not been reimbursed by the Director Participant, in respect of the Director Participant's exercise of all or a portion of the Option; and (ii) agree that the Company may, in its discretion and, in the event that the Company determines that a withholding obligation is applicable to an optionee, hold the stock certificate to which the Director Participant is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

12.      Costs and Expenses.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option.

13.      Funding of Plan.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

14.      Definitions.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         a. "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         b. "Annual Option" shall have the meaning set forth in Section 6 hereof.

         c.      "Board of Directors" shall have the meaning set forth in
                 Section 2 hereof.





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         d.      "Change of Control" shall mean the first to occur of the
                 following events: (i) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (ii) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

         e.      "Code" shall have the meaning set forth in Section 5 hereof.

         f. "Committee" shall have the meaning set forth in Section 2 hereof.

         g. "Common Stock" shall have the meaning set forth in Section 3 hereof.

         h. "Company" shall have the meaning set forth in Section 1 hereof.

         i. "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         j. "Disability" shall mean, with respect to a particular director, such director's inability to perform the material duties of serving on the Board of Directors unless another meaning shall be agreed to in writing by the Committee and the optionee.

         k. "Exchange Act" shall have the meaning set forth in Section 2 hereof.

         l. "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction





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                 (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

         m. The term "including" when used herein shall mean "including, but not limited to."

         n.      "Initial Option" shall have the meaning set forth in Section
                 6 hereof.

         o. "Options" shall have the meaning set forth in Section 1 hereof.

         p. "Person" shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, trust, unincorporated association, mutual company, joint stock company, estate, union, employee organization, or government or agency or political subdivision thereof.

         q.      "Plan" shall have the meaning set forth in Section 1 hereof.

         r.      "Reorganization" shall have the meaning set forth in Section
                 8 hereof.

         s. "Rule 16b-3" shall have the meaning set forth in Section 2 hereof.

         t. "Securities Act" shall have the meaning set forth in Section 10 hereof.

15.      Amendment of Plan.

         The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, however, that the provisions of
Section 6 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holders thereof.

16.      Effective Date.

         The Plan shall become effective on the date on which it is approved by the Board of Directors of the Company and shall be void retroactively if not approved by the stockholders of the Company within twelve months of the date of approval by the Board of Directors.





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